UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2015

VOYA FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35897	No. 52-1222820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

230 Park Avenue New York, New York	10169
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 309-8200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Directors

On April 13, 2015, the Board of Directors (the “Board”) of Voya Financial, Inc. (the “Company”) elected Joseph V. Tripodi as a director of the Board.

Mr. Tripodi was the Executive Vice President and Chief Marketing & Commercial Officer of The Coca-Cola Company from 2007 to February 2015. Prior to joining The Coca-Cola Company in 2007, Mr. Tripodi was the Senior Vice President and Chief Marketing Officer of Allstate Insurance Company from 2003 to 2007.

The Board has determined that Mr. Tripodi is an independent director under the New York Stock Exchange listing standards. In addition, Mr. Tripodi qualifies as an outside director under Section 162(m) of the Internal Revenue Code and as a non-employee director under Rule 16b-3 of the Exchange Act Rules.

The Board appointed Mr. Tripodi to the Compensation and Benefits Committee and the Finance Committee. Mr. Tripodi will receive compensation as a non-employee director as described on page 55 of the Company’s proxy statement filed with the Securities and Exchange Commission on April 14, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Voya Financial, Inc. (Registrant)

By:	/s/ Jean Weng
Name:	Jean Weng
Title:	Senior Vice President and Corporate Secretary

Dated: April 14 , 2015